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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation of our report dated January 19, 1998 for Mastering, Inc. included in this Current Report on Form 8-K of PLATINUM technology, inc. dated August 4, 1998 into PLATINUM technology, inc.'s previously filed Registration Statements on Forms S-8 (Files Nos. 33-41248, 33-85798, 33-96762, 333-00454, 333-03284, 333-20897,
333-45131, 333-57307, 333-57311) and the previously filed Registration Statement on Form S-3 (File No. 333-45133).

                                          Arthur Andersen LLP

Denver, Colorado,
July 31, 1998